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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





We have issued our report dated February 20, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of Dynamics Research Corporation on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Dynamics Research Corporation on Forms S-8 (File No. 333-109973, File No. 333-59706, File No. 333-47838, File No. 333-02805 and File
No. 333-68548).




/s/ Grant Thornton
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Boston, Massachusetts
February 20, 2004